Exhibit 99-1

Names and Addresses of Additional Reporting Persons:

Charles B. Johnson

Franklin Templeton Investments

One Franklin Parkway

San Mateo, CA 94403-1906

Rupert H. Johnson, Jr.

Franklin Templeton Investments

One Franklin Parkway

San Mateo, CA 94403-1906

Franklin Advisers, Inc.

One Franklin Parkway

San Mateo, CA 94403 1906

Maria Gray, Secretary of Franklin Advisers, Inc.

Franklin Custodian Funds on behalf of Franklin Income Fund

/s/ ROBERT C. ROSSELOT

Robert C. Rosselot, Vice President and Assistant Secretary, Franklin Custodian Funds